UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 22, 2006

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

50 Barnes Park North, Suite 104
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

(203) 284-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement.

On Tuesday, August 22, 2006, DSL.net, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with MegaPath Inc. and its wholly owned-subsidiary, MDS Acquisition, Inc., pursuant to which the Company has agreed to issue, and MDS Acquisition, Inc. has agreed to purchase, in a private placement, promissory notes in the aggregate stated principal amount of $15,002,000 for an aggregate purchase price of $13,000,000 in cash. This purchase and the related transactions described below are referred to collectively herein as the “Financing.” MegaPath Inc. has agreed to cause MDS Acquisition, Inc. to fulfill its obligations under the Financing documents. MegaPath Inc. and MDS Acquisition, Inc. are referred to collectively herein as “MegaPath.” Subject to certain conditions, including approval by the Company’s stockholders of an increase in the number of shares of the Company’s authorized common stock (the “Common Stock”) as described below, a portion of the notes will be convertible into 91% of the outstanding Common Stock on a fully-diluted basis as of the conversion date. The parties intend to close the Financing promptly upon satisfaction of the conditions referred to below.

The Company has agreed to use the proceeds of the Financing to satisfy the Company’s current outstanding debt held by DunKnight Telecom Partners LLC and its co-investor Knight Vision Foundation, in the aggregate stated principal amount of $13,000,000, which matures on December 4, 2006, through the negotiated pay off amount of approximately $12,400,000, with the remainder of the Financing proceeds being used for general working capital purposes, including payment of transaction fees.

Prior to the Financing, the Company had no material relationship with MegaPath.

Promissory Notes To Be Issued Under the Purchase Agreement.

At the closing, the Company is obligated to issue to MegaPath a total of five promissory notes (collectively, the “Notes”) with the following principal terms:

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Non-Convertible Note. A subordinated secured non-convertible note in the stated principal amount of $13,002,000 (the “Non-Convertible Note”) will be issued at a $2,002,000 discount to its stated principal amount and will mature on December 31, 2007.

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First Convertible Note. A subordinated secured convertible note in the principal amount of $30,000 (the “First Convertible Note”) will be issued for an amount equal to its stated principal amount and will mature on December 31, 2007. The principal of the First Convertible Note will be immediately convertible at MegaPath’s election into shares of Common Stock representing 9.9% of the Company’s voting stock outstanding as of the date of such conversion.

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Second Convertible Note. A subordinated secured convertible note in the principal amount of $300,000 (the “Second Convertible Note”) will be issued for an amount equal to its stated principal amount and will mature on the later of (i) December 31, 2007 and (ii) the earlier of (a) December 31, 2008 and (b) thirty days after the date on which the Second Convertible Note becomes convertible. The Second Convertible Note will become convertible at MegaPath’s election upon the Company’s receipt of certain regulatory approvals related to the Financing and the conversion of the First Convertible Note. At that time, the principal of the Second Convertible Note will be convertible into that number of shares of Common Stock that, when aggregated with all of MegaPath’s other stockholdings in the Company, will represent 49.9% of the Company’s voting stock outstanding as of the date of such conversion.

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Third Convertible Note. A subordinated secured convertible note in the principal amount of $150,000 (the “Third Convertible Note”) will be issued for an amount equal to its stated principal amount and will mature on the later of (i) December 31, 2007 and (ii) the earlier of (a) December 31, 2008 and

(b) thirty days after the date on which the Third Convertible Note becomes convertible. The Third Convertible Note will become convertible at MegaPath’s election upon the Company’s receipt of certain other regulatory approvals related to the Financing and the conversion of the First Convertible Note and the Second Convertible Note. At that time, the principal of the Third Convertible Note will be convertible into that number of shares of Common Stock that, when aggregated with all of MegaPath’s other stockholdings in the Company, will represent 51.0% of the Common Stock on a fully-diluted basis as of the date of such conversion.

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Fourth Convertible Note. A subordinated secured convertible note in the principal amount of $1,520,000 (the “Fourth Convertible Note”) will be issued for an amount equal to its stated principal amount and will mature on the later of (i) December 31, 2007 and (ii) the earlier of (a) December 31, 2008 and (b) thirty days after the date on which the Fourth Convertible Note becomes convertible. The Fourth Convertible Note will become convertible at MegaPath’s election upon (i) stockholder approval and filing of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of shares of Common Stock that the Company is authorized to issue to an amount sufficient to cover the conversion of the Fourth Convertible Note and (ii) the conversion of the First Convertible Note, Second Convertible Note, and Third Convertible Note. At that time, the principal of the Fourth Convertible Note will become convertible into that number of shares of Common Stock that, when aggregated with all of MegaPath’s other stockholdings in the Company, will represent 91.0% of the Common Stock on a fully diluted basis as of the date of such conversion.

Interest; Prepayment.

Each of the Notes will accrue interest at an annual rate of 8.0%, subject to increase to an annual rate of 10.0% beginning upon and continuing during the continuation of any event of default (as defined in the Security Agreement described below). Interest will accrue on the basis of a 360-day year and the actual number of days elapsed. Interest on the Notes will be payable in cash upon maturity of the Notes, together with the principal. The Company may not prepay any portion of the Notes without MegaPath’s prior written consent.

Representations, Warranties, and Covenants Under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and pre-closing and post-closing covenants. The Purchase Agreement also includes a customary exclusivity requirement, a requirement that the Company pay MegaPath a termination fee of $500,000 if it terminates the Purchase Agreement in specified circumstances, expense reimbursement provisions (up to $250,000), and a covenant to submit the Charter Amendment to the Company’s stockholders for approval promptly.

Closing Conditions Under the Purchase Agreement; Change in Composition of Board of Directors.

The closing under the Purchase Agreement is subject to customary conditions, as well as the absence of a material adverse effect (as defined in the Purchase Agreement) on the Company, and certain third party consents. On or prior to closing, as a condition to MegaPath’s investment, the Company’s current executive officers and another identified key employee are to enter into employment agreements with the Company providing for supplemental retention compensation and severance protection, the terms of which have not yet been agreed upon.

In fulfillment of another closing condition under the Purchase Agreement, two of the Company’s directors, Robert G. Gilbertson and Keir Kleinknecht, will resign from their positions at closing, and the remaining directors will appoint two persons designated by MegaPath to fill those vacancies. On the record date set by the Company’s Board of Directors for determining the stockholders eligible to vote on the Charter Amendment, the Board of Directors will increase its size from five to seven directors and, during any subsequent period that MegaPath holds more than 50% of the Company’s voting stock, the Company has agreed that its Board of

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Directors will appoint two persons designated by MegaPath to fill those additional vacancies. At that time, MegaPath will have designated four out of seven directors on the Company’s Board of Directors.

Additional Non-Convertible Promissory Notes.

The Purchase Agreement also provides for the issuance and sale after closing of additional subordinated secured non-convertible promissory notes (on substantially the same terms as the Non-Convertible Note, including the discount) yielding loan proceeds of up to $6,000,000.

Security Agreement To Be Entered Into At Closing.

At the closing, the Company will grant MegaPath a continuing security interest in substantially all of the Company’s assets pursuant to a security agreement (the “Security Agreement”). MegaPath’s security interests will be subordinated to the security interest of Laurus Master Fund, Ltd. (“Laurus”) in the Company’s accounts receivables, which secures the Company’s outstanding indebtedness to Laurus under the Company’s 2004 secured note and warrant financing with Laurus, pursuant to the terms of a subordination agreement by and among Laurus, MegaPath, and the Company. The Security Agreement and the Notes will contain covenants and default provisions appropriate for this type of transaction.

Incorporation By Reference.

The descriptions of the Purchase Agreement, the Notes and the Security Agreement above are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The exhibits listed in the exhibit index following the signature page are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: August 23, 2006
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: S.V.P. - Corporate Affairs, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.01	Purchase Agreement, dated as of August 22, 2006, together with forms of Exhibits thereto.

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